Exhibit 10.l
EXECUTION COPY
FOURTH AMENDMENT TO CREDIT AGREEMENT
     FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of November 6, 2006 (this “Amendment”), to the Credit Agreement, dated as of November 5, 2004, as amended on December 22, 2004, June 13, 2005 and September 12, 2005 (as so amended, the “Credit Agreement”), among SPHERIS HOLDING II, INC. (“Holdings”), SPHERIS INC. (as successor to Spheris Holding, Inc.) (the “Borrower”), the several agents and lenders from time to time parties thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).
     WHEREAS pursuant to the Credit Agreement, the Lenders have agreed to extend credit to the Borrower; and
     WHEREAS the Borrower has requested that the Credit Agreement be amended in the manner provided for in this Amendment, and the Lenders are willing to agree to such amendments as provided for herein;
     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein the parties hereto hereby agree as follows:
     1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement.
     2. Amendment to Section 1.1 (Defined Terms). (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the proviso clause of the definition of “Applicable Percentage” and substituting therefor the following:
; provided, that on and after the first Adjustment Date (as defined in the definition of “Pricing Grid”) occurring after December 31, 2004 (or in the case of Term Loans, on and after the Fourth Amendment Effective Date), the Applicable Percentage with respect to Term Loans, Revolving Loans and Swingline Loans will be determined pursuant to the Pricing Grid.

     (b) Section 1.1 of the Credit Agreement is hereby amended by deleting from the definition of “Pricing Grid” the table set forth therein and substituting therefor the following:

		ABR Spread-	Eurodollar
	Eurodollar Spread-	Revolving Loans and	Spread -	ABR Spread -
Leverage Ratio	Revolving Loans	Swingline Loans	Term Loans	Term Loans
Category 1 Greater than 6.00 to 1.00	3.50%	2.50%	4.50%	3.50%

Category 2 Greater than 5.00 to 1.00, but less than or equal to 6.00 to 1.00	3.00%	2.00%	4.00%	3.00%

Category 3 Greater than 4.50 to 1.00, but less than or equal to 5.00 to 1.00	2.75%	1.75%	4.00%	3.00%

Category 4 Greater than 4.00 to 1.00, but less than or equal to 4.50 to 1.00	2.50%	1.50%	4.00%	3.00%

Category 5 Less than or equal to 4.00 to 1.00	2.25%	1.25%	4.00%	3.00%
The Applicable Margins shall be those set forth for Category 1 as of the Fourth Amendment Effective Date and thereafter shall be subject to adjustment as provided in the definition of “Pricing Grid.”
     (c) Section 1.l of the Credit Agreement is hereby amended by adding the following new definition in proper alphabetical order:
     “Fourth Amendment Effective Date”: the date on which the Fourth Amendment dated as of November 6, 2006 to this Agreement becomes effective in accordance with Section 11 thereof.
     3. Amendment to Section 2.1 (Commitments). Section 2.1 of the Credit Agreement is hereby amended by adding the following at the end of paragraph (a):
Notwithstanding any other provision of this Agreement, at any time after the Fourth Amendment Effective Date, the Borrower shall not increase the aggregate Revolving Credit Exposures above $17,500,000 if the Leverage Ratio, determined as of the end of the most recently ended fiscal quarter for which financial statements are required to have been delivered to the Administrative Agent, was in excess of 5.50 to 1.00 (but may effect such increase thereafter if the Leverage Ratio (as so determined) becomes equal to or less than 5.50 to 1.00), provided that nothing in this sentence shall require a prepayment of any Revolving Credit Loan or collateralization of any Letter of Credit.
     4. Amendment to Section 6.1 (Indebtedness). Section 6.1 of the Credit Agreement is hereby amended by:
     (i) adding immediately after the phrase “Foreign Subsidiaries” which appears in clause (o) the phrase “provided by financing sources reasonably acceptable to the Administrative Agent,” which consent shall not be unreasonably withheld (it being understood that the Administrative Agent agrees that Kotak Mahindra Bank Limited is acceptable)”; and
     (ii) deleting clause (t) and substituting therefor the following:
     (t) other Indebtedness of the Borrower or the Domestic Subsidiaries from financing sources reasonably satisfactory to the Administrative Agent (it being understood that the seller in a Permitted Acquisition and its affiliates are satisfactory to the Administrative Agent) in an aggregate principal amount not exceeding $10,000,000 at any time outstanding; provided, that such Indebtedness may not be incurred if the Leverage Ratio, determined as of the end of the most recently ended fiscal quarter for which financial statements were required to have been delivered to the Administrative Agent, is greater than 5.50 to 1.0 unless (i) the proceeds thereof will be used to finance (in whole or in part) a Permitted Acquisition, and (ii) after giving effect to the consummation of such Permitted Acquisition, the Leverage Ratio calculated on a Pro Forma Basis is no greater than the Leverage Ratio in effect immediately prior to the consummation of such Permitted Acquisition.
     5. Amendment to Section 6.2 (Liens). Section 6.2 of the Credit Agreement is hereby amended by deleting clause (v) and substituting therefor the following:
     (v) other Liens on the assets of the Borrower or any Domestic Subsidiary that do not, individually or in the aggregate, secure obligations (or encumber property with a fair market value) in excess of $10,000,000 at any one time; provided, that such Liens may not be incurred if the Leverage Ratio, determined as of the end of the most recently ended fiscal quarter for which financial statements were required to have been delivered to the Administrative Agent, is greater than 5.50 to 1.0 unless (i) such Liens secure only obligations incurred to finance (in whole or in part) a Permitted Acquisition, (ii) such Liens encumber only assets acquired in such Permitted Acquisition, and (iii) after giving effect to the consummation of such Permitted Acquisition, the Leverage Ratio calculated on a Pro Forma Basis is no greater than the Leverage Ratio in effect immediately prior to the consummation of such Permitted Acquisition.
     6. Amendment to Section 6.9 (Other Indebtedness; Material Agreements). Section 6.9 of the Credit Agreement is hereby amended by adding in clause (b) after the phrase “in excess of $5,000,000 during the term of this Agreement” the phrase “(provided that no such distribution may be made at any time the Leverage Ratio determined as of the end of the most recently ended fiscal quarter for which financial statements were required to have been delivered to the Administrative Agent but giving effect to such distribution would be greater than or equal to 5.50 to 1.00)”.
     7.  Amendment to Section 6.11 (Interest Coverage Ratio). Section 6.11 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:
     Section 6.11 Interest Coverage Ratio. Permit the Interest Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, ending during any period set forth below to be less than the ratio set forth opposite such period below:

Period	Ratio
July 1, 2006 through September 30, 2006	1.35 to 1.00
October 1, 2006 through December 31, 2006	1.35 to 1.00
January 1, 2007 through March 31, 2007	1.35 to 1.00
April 1, 2007 through June 30, 2007	1.35 to 1.00
July 1, 2007 through September 30, 2007	1.35 to 1.00
October 1, 2007 through December 31, 2007	1.40 to 1.00
January 1, 2008 through March 31, 2008	1.45 to 1.00
April 1, 2008 through June 30, 2008	1.50 to 1.00
July 1, 2008 through September 30, 2008	1.55 to 1.00
October 1, 2008 through December 31, 2008	1.60 to 1.00
January 1, 2009 through March 31, 2009	1.65 to 1.00
April 1, 2009 through June 30, 2009	1.70 to 1.00

Period	Ratio
July 1, 2009 through September 30, 2009	1.75 to 1.00
October 1, 2009 through December 31, 2009	1.85 to 1.00
January 1, 2010 and thereafter	2.30 to 1.00
     8. Amendment to Section 6.12 (Maximum Leverage Ratio). Section 6.12 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:
     Section 6.12 Maximum Leverage Ratio. Permit the Leverage Ratio at the end of any fiscal quarter ending during a period set forth below to be greater than the ratio set forth opposite such period below.

Period	Ratio
July 1, 2006 through September 30, 2006	7.25 to 1.00
October 1, 2006 through December 31, 2006	7.25 to 1.00
January 1, 2007 through March 31, 2007	7.25 to 1.00
April 1, 2007 through June 30, 2007	7.25 to 1.00
July 1, 2007 through September 30, 2007	7.15 to 1.00
October 1, 2007 through December 31, 2007	6.80 to 1.00
January 1, 2008 through March 31, 2008	6.50 to 1.00
April 1, 2008 through June 30, 2008	6.25 to 1.00
July 1, 2008 through September 30, 2008	6.00 to 1.00
October 1, 2008 through December 31, 2008	5.85 to 1.00
January 1, 2009 through March 31, 2009	5.75 to 1.00
April 1, 2009 through June 30, 2009	5.60 to 1.00
July 1, 2009 through September 30, 2009	5.40 to 1.00
October 1, 2009 through December 31, 2009	5.20 to 1.00
January 1, 2010 and thereafter	4.20 to 1.00
     9. No Other Amendments; Confirmation. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Loan Document in similar or different circumstances.
     10. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof and after giving effect to the waivers and amendment contained herein:
     (a) no Default or Event of Default has occurred and is continuing other than those described herein; and
     (b) the execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and does not and will not require any registration with, consent or approval of, notice to or action by, any person (including any Governmental Authority) in order to be effective and enforceable.
     11. Conditions Precedent to Effectiveness. This Amendment shall become effective on the date on which the Administrative Agent shall have received counterparts hereof duly executed and delivered by the Borrower, the Required Lenders and Revolving Credit Lenders holding at least a majority in interest of the Revolving Credit Commitments.
     12. Amendment Fee. The Borrower agrees to pay an amendment fee, for the account of each Lender that delivers an executed signature page to this Amendment by 5:00 p.m., New York City time, on November 6, 2006, in an amount equal to 0.20% of the sum of (a) such Lender’s Revolving Credit Commitment and (b) the aggregate principal amount of such Lender’s outstanding Term Loans, which fee shall be payable promptly upon this Amendment becoming effective. Failure to pay such fee shall be deemed to, and shall, constitute an Event of Default under the Credit Agreement.
     13. Expenses. The Borrower agrees to promptly pay and/or reimburse the Administrative Agent for its invoiced out-of-pocket expenses in connection with this Amendment (including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP, counsel for the Administrative Agent).
     14. Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
     (b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

SPHERIS HOLDING II, INC.
By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Chief Administrative Officer and General Counsel

SPHERIS INC.
By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Chief Administrative Officer and General Counsel

JPMORGAN CHASE BANK, N.A. individually and as Administrative Agent
By:	/s/ Stephanie Parker
	Name:	Stephanie Parker
	Title:	Vice President

ACKNOWLEDGED AND AGREED:
SPHERIS OPERATIONS LLC
VIANETA COMMUNICATIONS
SPHERIS LEASING LLC
SPHERIS CANADA INC.

By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Chief Administrative Officer and General Counsel

Signature page to the FOURTH AMENDMENT DATED AS OF
NOVEMBER 6, 2006 TO THE SPHERIS INC. CREDIT
AGREEMENT, dated as of November 5, 2004, as amended.

/s/ Signatures on File